SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 25, 2013

MSGI TECHNOLOGY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

575 Madison Avenue

10th Floor

New York, New York 10022

(Address of Principal Executive Offices, including zip code)

212-605-0233

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Accounting Firm

On July 15, 2013 MSGI Technology Solutions, Inc. (the “Company”) terminated the services of L J Soldinger Associates, LLC (“LJSA”) as the Company’s Independent Certified Public Accountants. LJSA the firm served as the Company’s Independent Certified Public Accountants for each of the fiscal years ended June 30, 2009, 2010, and for the first and second quarters of the fiscal year ended June 30, 2011.. The decision to terminate the services of LJSA was approved by the Audit Committee of the Company’s Board of Directors.

The Company last filed its consolidated financial statements on Form 10-K for and as of the fiscal year ended June 30, 2010. The company last filed its interim quarterly report on Form 10-Q for and as of the period ended December 31, 2010. There have been no financial filings by the Company for the quarterly or fiscal year end periods subsequent to the interim period ended December 31, 2010.

During the last reported fiscal year ended June 30, 2010, and in the subsequent interim periods through the date of LJSA’s termination, (i) there were no disagreements with LJSA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of LJSA, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. The reports of LJSA on the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2010 did not contain an adverse opinion or disclaimer of opinion, or qualified opinion,, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal year ended June 30, 2010.

During the Company’s two most recently reported fiscal years through the date of LJSA’s termination, the Company had the following reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K:

  L J Soldinger Associates, LLC had advised the Company of numerous material weaknesses in the internal controls over financial reporting necessary for the registrant to develop reliable financial statements.
  In the first and second calendar quarters of 2011, as the result of the Company receiving two comment letters from the Staff of the Securities and Exchange Commission dated March 1, 2011 and July 14, 2011, L J Soldinger Associates, LLC advised us that these comments, if further investigated, more-likely-than-not would have a material impact on the fairness or reliability of our previously issued audited and unaudited financial statements and L J Soldinger Associates, LLC corresponding audit reports.
  Also, as the result of additional information coming to the Company’s and L J Soldinger Associates, LLC attention (in the form of conversations with the Staff of the Securities and Exchange Commission and the results of a valuation report the Company obtained from an independent valuation firm valuing certain derivatives related to convertible debt and equity instruments), L J Soldinger Associates LLC concluded and advised the Company, this information would have a material impact on the fairness, and/or reliability, of previously issued audited and unaudited Company financial statements and L J Soldinger Associates LLC corresponding audit reports.

However, as a result of the Company’s being delisted and going dormant, the issues were not resolved to L J Soldinger Associates, LLC and the Company’s satisfaction.

The Company provided a copy of the foregoing disclosures and requested from LJSA a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such statements, made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from L J Soldinger Associated, LLC is filed herewith.

(b)	Engagement of New Independent Registered Accounting Firm

On July 25, 2013, the Company, with the approval of the Audit Committee, engaged MaloneBailey LLP (“MaloneBailey”) as the Company’s new independent registered accounting firm.

During the two most recent fiscal years and through the July 25, 2013, neither the Company, nor anyone on its behalf, consulted MaloneBailey regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed: or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by MaloneBailey that it concluded was an important factor considered by the Company in reaching a decision as to the accounting , auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 4.02. Non Reliance on Previously Issued Financial Statements

(b) As disclosed in section 4.01(a) found above, during the research of and preparation of response to certain comment letters from the Staff of the U.S. Securities and Exchange Commission dated March 1, 2011 and July 14, 2011, conversations with the Staff of the Securities and Exchange Commission and the results of a valuation report (which the Company obtained from an independent valuation firm valuing certain derivatives related to convertible debt and equity instruments), the Company was advised by its independent accountants, L J Soldinger Associates, LLC, that Staff comments surrounding the valuation of certain derivatives related to convertible debt and equity instruments would more-likely-than-not result in a material impact to and a required restatement of prior financial statements. This advice was received from the independent accountant during the period of July 2011. As such, the Company’s previously issued financial statements for the fiscal year ended June 30, 2010 included in the Company’s annual report on Form 10-K as well as the financial statements for the three month period ended September 30, 2010 and for the three and six month periods ended December 31, 2010 included in the Company’s interim reports on Form 10-Q should no longer be relied upon.

The Company’s independent accountant discussed these matters with the Audit Committee and with authorized officers of the Company in July 2011.

As a result of the Company’s being delisted and going dormant in June 2011, amended filings on Form 10-K and on Form 10-Q for the periods involved were not filed with the Securities and Exchange Commission. The Company plans to file amended reports on Form 10-K and Form 10-Q for each of these periods with the Securities and Exchange Commission as soon as practical subsequent to the filing of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI TECHNOLOGY SOLUTIONS, INC.

Date: August 20, 2013	By: /s/ Richard J. Mitchell III
Name: Richard J. Mitchell III Title: Chief Accounting Officer

EXHIBIT INDEX

 EX - 16.2 Letter from L J Soldinger Associates LLC to the Securities and Exchange Commission dated August 14, 2013